Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2026, relating to the financial statements of Unicycive Therapeutics, Inc., as of and for the years ended December 31, 2024 and 2025.

/s/ Grassi & Co, CPAs, P.C.

Grassi & Co., CPAs, P.C.

Jericho, New York

May 5, 2026